Exhibit 10.3

INVESTMENT MANAGEMENT TRUST AGREEMENT

This Investment Management Trust Agreement (this “Agreement”) is made effective as of November 19, 2020, by and between Cascade Acquisition Corp., a Delaware corporation (the “Company”), and Continental Stock Transfer & Trust Company, a New York limited purpose trust company (the “Trustee”).

WHEREAS, the Company’s registration statement on Form S-1, File No. 333-249354 (the “Registration Statement”) and prospectus (the “Prospectus”) for the initial public offering of the Company’s units (the “Units”), each of which consists of one share of the Company’s Class A common stock, par value $0.0001 per share (the “Common Stock”), and one-half of one redeemable warrant, each whole warrant entitling the holder thereof to purchase one share of Common Stock (such initial public offering hereinafter referred to as the “Offering”), has been declared effective as of the date hereof (the “Effective Date”) by the U.S. Securities and Exchange Commission (capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Registration Statement);

WHEREAS, the Company has entered into an Underwriting Agreement (the “Underwriting Agreement”) with Credit Suisse Securities (USA) LLC and Morgan Stanley & Co. LLC, as representatives (the “Representatives”) of the several underwriters (the “Underwriters”) named therein;

WHEREAS, as described in the Prospectus, and in accordance with the Company’s amended and restated certificate of incorporation, as the same may be amended from time to time (the “Charter”), $202,000,000 of the proceeds of the Offering and sale of the Private Placement Warrants (as defined in the Underwriting Agreement) (or $232,300,000, if the Underwriters’ over-allotment option is exercised in full) and the proceeds from any loans in connection with an Extension (as defined below), if any, will be delivered to the Trustee to be deposited and held in a segregated trust account located at all times in the United States (the “Trust Account”) for the benefit of the Company and the holders of the Common Stock included in the Units issued in the Offering as hereinafter provided (the amount to be delivered to the Trustee (and any interest subsequently earned thereon) is referred to herein as the “Property,” the stockholders for whose benefit the Trustee shall hold the Property will be referred to as the “Public Stockholders,” and the Public Stockholders and the Company will be referred to together as the “Beneficiaries”);

WHEREAS, if a Business Combination (as defined herein) is not consummated within the initial 18 month period following the closing of the IPO, the Company may extend such period by six months (the “Extension”), for up to a maximum of 24 months in the aggregate, subject to the Company’s sponsor Cascade Acquisition Holdings LLC (the “Sponsor”) or its affiliates or permitted designees depositing $2,000,000 (or $2,300,000 if the underwriters’ over-allotment option is exercised in full) into the Trust Account no later than the 18 month anniversary of the IPO (the “Deadline”), in exchange for which the Sponsor will receive a non-interest bearing, unsecured promissory note that will be repaid only if the Company completes a Business Combination by the Deadline;

WHEREAS, pursuant to the Underwriting Agreement, a portion of the Property equal to $5,804,750, or $6,854,750 if the Underwriters’ over-allotment option is exercised in full, is attributable to deferred underwriting discounts and commissions that will be payable by the Company to the Underwriters upon and concurrently with the consummation of the Business Combination (as defined below) (the “Deferred Discount”); and

WHEREAS, the Company and the Trustee desire to enter into this Agreement to set forth the terms and conditions pursuant to which the Trustee shall hold the Property.

NOW THEREFORE, IT IS AGREED:

1. Agreements and Covenants of Trustee. The Trustee hereby agrees and covenants to:

(a) Hold the Property in trust for the Beneficiaries in accordance with the terms of this Agreement in the Trust Account established by the Trustee in the United States at J.P. Morgan Chase Bank, N.A., (or at another U.S.-chartered commercial bank with consolidated assets of $100 billion or more) in the United States, maintained by the Trustee and at a brokerage institution selected by the Trustee that is reasonably satisfactory to the Company;

(b) Manage, supervise and administer the Trust Account subject to the terms and conditions set forth herein;

(c) In a timely manner, upon the written instruction of the Company, invest and reinvest the Property solely in United States government securities within the meaning of Section 2(a)(16) of the Investment Company Act of 1940, as amended, having a maturity of 185 days or less, or in money market funds meeting the conditions of paragraphs (d)(1), (d)(2), (d)(3) and (d)(4) of Rule 2a-7 promulgated under the Investment Company Act of 1940, as amended (or any successor rule), which invest only in direct U.S. government treasury obligations, as determined by the Company; the trustee may not invest in any other securities or assets, it being understood that the Trust Account will earn no interest while account funds are uninvested awaiting the Company’s instructions hereunder and the Trustee may earn bank credits or other consideration during such periods;

(d) Collect and receive, when due, all principal, interest or other income arising from the Property, which shall become part of the “Property,” as such term is used herein;

(e) Promptly notify the Company and the Representatives of all communications received by the Trustee with respect to any Property requiring action by the Company;

(f) Supply any necessary information or documents as may be requested by the Company (or its authorized agents) in connection with the Company’s preparation of the tax returns relating to assets held in the Trust Account;

(g) Participate in any plan or proceeding for protecting or enforcing any right or interest arising from the Property if, as and when instructed by the Company to do so;

(h) Render to the Company monthly written statements of the activities of, and amounts in, the Trust Account reflecting all receipts and disbursements of the Trust Account;

(i) Commence liquidation of the Trust Account only after and promptly after (x) receipt of, and only in accordance with, the terms of a letter from the Company (“Termination Letter”) in a form substantially similar to that attached hereto as either Exhibit A or Exhibit B, as applicable, signed on behalf of the Company by the Chief Executive Officer, Chief Financial Officer, Chief Operating Officer, Secretary or Chairman of the board of directors of the Company (the “Board”) or other authorized officer of the Company, and, in the case of Exhibit A, acknowledged and agreed to by the Representatives, and complete the liquidation of the Trust Account and distribute the Property in the Trust Account, including interest not previously released to the Company to pay its tax obligations (less up to $100,000 of interest that may be released to the Company to pay dissolution expenses), only as directed in the Termination Letter and the other documents referred to therein, or (y) upon the date which is, the later of (1) 18 months after the closing of the Offering, (2) such later date upon an Extension effectuated pursuant to the terms hereof and (3) such later date as may be approved by the Company’s stockholders in accordance with the Charter if a Termination Letter has not been received by the Trustee prior to such date, in which case the Trust Account shall be liquidated in accordance with the procedures set forth in the Termination Letter attached as Exhibit B and the Property in the Trust Account, including interest not previously released to the Company to pay its tax obligations (less up to $100,000 of interest that may be released to the Company to pay dissolution expenses) shall be distributed to the Public Stockholders of record as of such date; provided, however, that the Trustee has no obligation to monitor or question the Company’s position that an allocation has been made for taxes payable;

(j) Upon written request from the Company, which may be given from time to time in a form substantially similar to that attached hereto as Exhibit C, withdraw from the Trust Account and distribute to the Company the amount of interest earned on the Property requested by the Company to cover any tax obligation, including any franchise tax obligations, owed by the Company as a result of assets of the Company or interest or other income earned on the Property, which amount shall be delivered directly to the Company by electronic funds transfer or other method of prompt payment, and the Company shall forward such payment to the relevant taxing authority, as applicable; provided, however, that to the extent there is not sufficient cash in the Trust Account to pay such tax obligation, the Trustee shall liquidate such assets held in the Trust Account as shall be designated by the Company in writing to make such distribution, so long as there is no reduction in the principal amount per share initially deposited in the Trust Account; provided, further, that if the tax to be paid is a franchise tax, the written request by the Company to make such distribution shall be accompanied by a copy of the franchise tax bill from the State of Delaware for the Company and a written statement from the principal financial officer of the Company setting forth the actual amount payable (it being acknowledged and agreed that any such amount in excess of interest income earned on the Property shall not be payable from the Trust Account). The written request of the Company referenced above shall constitute presumptive evidence that the Company is entitled to said funds, and the Trustee shall have no responsibility to look beyond said request;

(k) Upon written request from the Company, which may be given from time to time in a form substantially similar to that attached hereto as Exhibit D, the Trustee shall distribute to the remitting brokers on behalf of Public Stockholders redeeming shares of Common Stock the amount required to pay redeemed shares of Common Stock from Public Stockholders;

(l) Upon receipt of an extension letter (“Extension Letter”) substantially similar to Exhibit E hereto at least five business days prior to the Deadline, signed on behalf of the Company by an executive officer, and receipt of the dollar amount specified in the Extension Letter on or prior to the Deadline, follow the instructions set forth in the Extension Letter; and

(m) Not make any withdrawals or distributions from the Trust Account other than pursuant to Sections 1(i), 1(j) or 1(k) above.

2. Agreements and Covenants of the Company. The Company hereby agrees and covenants to:

(a) Give all instructions to the Trustee hereunder in writing, signed by the Company’s Chairman of the Board, either Chief Executive Officer, Chief Financial Officer, Chief Operating Officer or Secretary. In addition, except with respect to its duties under Sections 1(i), 1(j) and 1(k) hereof, the Trustee shall be entitled to rely on, and shall be protected in relying on, any verbal or telephonic advice or instruction which it, in good faith and with reasonable care, believes to be given by any one of the persons authorized above to give written instructions, provided that the Company shall promptly confirm such instructions in writing;

(b) Subject to Section 4 hereof, hold the Trustee harmless and indemnify the Trustee from and against any and all expenses, including reasonable counsel fees and disbursements, or losses suffered by the Trustee in connection with any action taken by it hereunder and in connection with any action, suit or other proceeding brought against the Trustee involving any claim, or in connection with any claim or demand, which in any way arises out of or relates to this Agreement, the services of the Trustee hereunder, or the Property or any interest earned on the Property, except for expenses and losses resulting from the Trustee’s gross negligence, fraud or willful misconduct. Promptly after the receipt by the Trustee of notice of demand or claim or the commencement of any action, suit or proceeding, pursuant to which the Trustee intends to seek indemnification under this Section 2(b), it shall notify the Company in writing of such claim (hereinafter referred to as the “Indemnified Claim”). The Trustee shall have the right to conduct and manage the defense against such Indemnified Claim; provided that the Trustee shall obtain the consent of the Company with respect to the selection of counsel, which consent shall not be unreasonably withheld. The Trustee may not agree to settle any Indemnified Claim without the prior written consent of the Company, which such consent shall not be unreasonably withheld. The Company may participate in such action with its own counsel;

(c) Pay the Trustee the fees set forth on Schedule A hereto, including an initial acceptance fee, annual administration fee, and transaction processing fee which fees shall be subject to modification by the parties from time to time. It is expressly understood that the Property shall not be used to pay such fees unless the disbursements are made to the Company pursuant to Section 1(i) solely in connection with the completion of a Business Combination (defined below). The Company shall pay the Trustee the initial acceptance fee and the first annual administration fee at the consummation of the Offering and thereafter on the anniversary of the Effective Date. The Company shall not be responsible for any other fees or charges of the Trustee except as set forth in this Section 2(c), Schedule A and as may be provided in Section 2(b) hereof;

(d) In connection with any vote of the Company’s stockholders regarding a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination involving the Company and one or more businesses (the “Business Combination”), provide to the Trustee an affidavit or certificate of the inspector of elections for the stockholder meeting (which inspector of elections may be the Trustee) verifying the vote of such stockholders regarding such Business Combination;

(e) Provide the Representatives with a copy of any Termination Letter(s) and/or any other correspondence that is sent to the Trustee with respect to any proposed withdrawal from the Trust Account promptly after it issues the same;

(f) Unless otherwise agreed between the Company and the Representatives, ensure that any Instruction Letter (as defined in Exhibit A) delivered in connection with a Termination Letter in the form of Exhibit A expressly provides that the Deferred Discount is paid directly to the account or accounts directed by the Representatives on behalf of the Underwriters prior to any transfer of the funds held in the Trust Account to the Company or any other person;

(g) In connection with the Trustee acting as Paying/Disbursing Agent pursuant to Exhibit B, the Company will not give the Trustee disbursement instructions which would be prohibited under this Agreement;

(h) In the event the Company is entitled to receive a tax refund on its tax obligation, and promptly after the amount of such refund is determined on a final basis, provide the Trustee with notice in writing (with a copy to the Representatives) of the amount of such tax refund;

(i) If the Company seeks to amend any provisions of its Charter that would affect the substance or timing of the Company’s Public Stockholders’ ability to convert or sell their shares to the Company in connection with a Business Combination or with respect to any other provisions relating to the rights of holders of the Common Stock, (in each case, an “Amendment”), the Company will provide the Trustee with a letter (an “Amendment Notification Letter”) in the form of Exhibit D providing instructions for the distribution of funds to Public Stockholders who exercise their conversion option in connection with such Amendment; and

(j) Within five (5) business days after the Representatives, on behalf of the Underwriters, exercise the over-allotment option (or any unexercised portion thereof) or such over-allotment option expires, provide the Trustee with a notice in writing (with a copy to the Representatives) of the total amount of the Deferred Discount.

3. Limitations of Liability. The Trustee shall have no responsibility or liability to:

(a) Take any action with respect to the Property, other than as directed in Section 1 hereof, and the Trustee shall have no liability to any third party except for liability arising out of the Trustee’s gross negligence, fraud or willful misconduct;

(b) Institute any proceeding for the collection of any principal and income arising from, or institute, appear in or defend any proceeding of any kind with respect to, any of the Property unless and until it shall have received instructions from the Company given as provided herein to do so and the Company shall have advanced or guaranteed to it funds sufficient to pay any expenses incident thereto;

(c) Change the investment of any Property, other than in compliance with Section 1 hereof;

(d) Refund any depreciation in principal of any Property;

(e) Assume that the authority of any person designated by the Company to give instructions hereunder shall not be continuing unless provided otherwise in such designation, or unless the Company shall have delivered a written revocation of such authority to the Trustee;

(f) The other parties hereto or to anyone else for any action taken or omitted by it, or any action suffered by it to be taken or omitted, in good faith and in the Trustee’s best judgment, except for the Trustee’s gross negligence, fraud or willful misconduct. The Trustee may rely conclusively and shall be protected in acting upon any order, notice, demand, certificate, opinion or advice of counsel (including counsel chosen by the Trustee, which counsel may be the Company’s counsel), statement, instrument, report or other paper or document (not only as to its due execution and the validity and effectiveness of its provisions, but also as to the truth and acceptability of any information therein contained) which the Trustee believes, in good faith and with reasonable care, to be genuine and to be signed or presented by the proper person or persons. The Trustee shall not be bound by any notice or demand, or any waiver, modification, termination or rescission of this Agreement or any of the terms hereof, unless evidenced by a written instrument delivered to the Trustee, signed by the proper party or parties and, if the duties or rights of the Trustee are affected, unless it shall give its prior written consent thereto;

(g) Verify the accuracy of the information contained in the Registration Statement;

(h) File local, state and/or federal tax returns or information returns with any taxing authority on behalf of the Trust Account and payee statements with the Company documenting the taxes, if any, payable by the Company or the Trust Account, relating to the income earned on the Property;

(i) Pay any taxes on behalf of the Trust Account (it being expressly understood that the Property shall not be used to pay any such taxes and that such taxes, if any, shall be paid by the Company from funds not held in the Trust Account, except in accordance with Section 1(j));

(j) Imply obligations, perform duties, inquire or otherwise be subject to the provisions of any agreement or document other than this agreement and that which is expressly set forth herein; or

(k) Verify calculations, qualify or otherwise approve the Company’s written requests for distributions pursuant to Sections 1(i), 1(j) or 1(k) hereof.

4. Trust Account Waiver.

The Trustee has no right of set-off or any right, title, interest or claim of any kind (“Claim”) to, or to any monies in, the Trust Account, and hereby irrevocably waives any Claim to, or to any monies in, the Trust Account that it may have now or in the future. In the event the Trustee has any Claim against the Company under this Agreement, including, without limitation, under Section 2(b) or Section 2(c) hereof, the Trustee shall pursue such Claim solely against the Company and its assets outside the Trust Account and not against the Property or any monies in the Trust Account.

5. Termination. This Agreement shall terminate as follows:

(a) If the Trustee gives written notice to the Company that it desires to resign under this Agreement, the Company shall use its reasonable efforts to locate a successor trustee, pending which the Trustee shall continue to act in accordance with this Agreement. At such time that the Company notifies the Trustee that a successor trustee has been appointed by the Company and has agreed to become subject to the terms of this Agreement, the Trustee shall transfer the management of the Trust Account to the successor trustee, including but not limited to the transfer of copies of the reports and statements relating to the Trust Account, whereupon this Agreement shall terminate; provided, however, that in the event that the Company does not locate a successor trustee within ninety (90) days of receipt of the resignation notice from the Trustee, the Trustee may submit an application to have the Property deposited with any court in the State of New York or with the United States District Court for the Southern District of New York and upon such deposit, the Trustee shall be immune from any liability whatsoever; or

(b) At such time that the Trustee has completed the liquidation of the Trust Account and its obligations in accordance with the provisions of Section 1(i) hereof (which section may not be amended under any circumstances) and distributed the Property in accordance with the provisions of the Termination Letter, this Agreement shall terminate except with respect to Section 2(b) and Section 4.

6. Miscellaneous.

(a) The Company and the Trustee each acknowledge that the Trustee will follow the security procedures set forth below with respect to funds transferred from the Trust Account. The Company and the Trustee will each restrict access to confidential information relating to such security procedures to authorized persons. Each party must notify the other party immediately if it has reason to believe unauthorized persons may have obtained access to such confidential information, or of any change in its authorized personnel. In executing funds transfers, the Trustee shall rely upon all information supplied to it by the Company, including, account names, account numbers, and all other identifying information relating to a Beneficiary, Beneficiary’s bank or intermediary bank. Except for any liability arising out of the Trustee’s gross negligence, fraud or willful misconduct, the Trustee shall not be liable for any loss, liability or expense resulting from any error in the information or transmission of the funds.

(b) This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction. This Agreement may be executed in several original or facsimile counterparts, each one of which shall constitute an original, and together shall constitute but one instrument.

(c) This Agreement contains the entire agreement and understanding of the parties hereto with respect to the subject matter hereof. This Agreement or any provision hereof may only be changed, amended or modified (other than to correct a typographical error) by a writing signed by each of the parties hereto.

(d) This Agreement or any provision hereof may only be changed, amended or modified pursuant to Section 6(c) hereof with the Consent of the Stockholders. For purposes of this Section 6(d), the “Consent of the Stockholders” means (i) receipt by the Trustee of a certificate from the inspector of elections of the stockholder meeting certifying that the Company’s stockholders of record as of a record date established in accordance with Section 213(a) of the Delaware General Corporation Law, as amended (or any successor rule), who hold sixty-five percent (65%) or more of all then outstanding shares of the Common Stock and Class B common stock, par value $0.0001 per share, of the Company voting together as a single class, have voted in favor of such change, amendment or modification, or (ii) the Company’s stockholders of record as of the record date who hold sixty-five percent (65%) or more of all then outstanding shares of the Common Stock and Class B common stock, par value $0.0001 per share, of the Company voting together as a single class, have delivered to the Trustee a signed writing approving such change, amendment or modification. No such amendment will affect any Public Stockholder who has otherwise indicated his, her or its election to redeem his, her or its shares of Common Stock in connection with a stockholder vote sought to amend this Agreement, including a corresponding change to the Charter. Except for any liability arising out of the Trustee’s gross negligence, fraud or willful misconduct, the Trustee may rely conclusively on the certification from the inspector or elections referenced above and shall be relieved of all liability to any party for executing the proposed amendment in reliance thereon.

(e) The parties hereto consent to the jurisdiction and venue of any state or federal court located in the City of New York, State of New York, for purposes of resolving any disputes hereunder. AS TO ANY CLAIM, CROSS-CLAIM OR COUNTERCLAIM IN ANY WAY RELATING TO THIS AGREEMENT, EACH PARTY WAIVES THE RIGHT TO TRIAL BY JURY.

(f) Any notice, consent or request to be given in connection with any of the terms or provisions of this Agreement shall be in writing and shall be sent by express mail or similar private courier service, by certified mail (return receipt requested), by hand delivery or by electronic mail:

if to the Trustee, to:

Continental Stock Transfer & Trust Company

1 State Street, 30th Floor

New York, New York 10004

Attn: Francis Wolf & Celeste Gonzalez

Email: fwolf@continentalstock.com and cgonzalez@continentalstock.com if to the Company, to:

Cascade Acquisition Corp.

1900 Sunset Harbour Dr. Suite 2102

Miami Beach, Florida 33139

Attn: Jay Levine

Email: jay.levine@redtopinvestors.com

in each case, with copies to:

Ellenoff Grossman & Schole LLP

1345 Avenue of the Americas

New York, New York 10105

Attn: Stuart Neuhauser

Email: sneuhauser@egsllp.com

and:

Credit Suisse Securities (USA) LLC

Eleven Madison Avenue

New York, New York 10010

Attn: Ryan Kelley

Email: ryan.kelley@credit-suisse.com

and:

Morgan Stanley & Co. LLC

1585 Broadway

New York, New York 10036

Attn: Ankur Bohra

Email: Ankur.Bohra@morganstanley.com

and:

Skadden, Arps, Slate, Meagher & Flom LLP

300 South Grand Avenue, Suite 3400

Los Angeles, California 90071

Telephone: (213) 687-5000

Attn: P. Michelle Gasaway, Esq.

Email: michelle.gasaway@skadden.com

(g) Each of the Company and the Trustee hereby represents that it has the full right and power and has been duly authorized to enter into this Agreement and to perform its respective obligations as contemplated hereunder. The Trustee acknowledges and agrees that it shall not make any claims or proceed against the Trust Account, including by way of set-off, and shall not be entitled to any funds in the Trust Account under any circumstance.

(h) This Agreement is the joint product of the Trustee and the Company and each provision hereof has been subject to the mutual consultation, negotiation and agreement of such parties and shall not be construed for or against any party hereto.

(i) This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument. Delivery of a signed counterpart of this Agreement by facsimile or electronic transmission shall constitute valid and sufficient delivery thereof.

(j) Each of the Company and the Trustee hereby acknowledges and agrees that the Representatives on behalf of the Underwriters are third party beneficiaries of this Agreement.

(k) Except as specified herein, no party to this Agreement may assign its rights or delegate its obligations hereunder to any other person or entity.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have duly executed this Investment Management Trust Agreement as of the date first written above.

CONTINENTAL STOCK TRANSFER &
TRUST COMPANY, as Trustee

By:	/s/ Francis Wolf
Name:	Francis Wolf
Title:	Vice President

Cascade Acquisition Corp.

By:	/s/ Daniel Hirsch
Name:	Daniel Hirsch
Title:	Chief Financial Officer and Chief Operating Officer

[Signature Page to Investment Management Trust Agreement]

SCHEDULE A

Fee Item	Time and method of payment	Amount
Initial set-up fee	Initial closing of Offering by wire transfer	$3,500
Trustee administration fee	First year, initial closing of Offering by wire transfer, thereafter on the anniversary of the effective date of the Offering by wire transfer or check	$10,000
Transaction processing fee for disbursements to Company under Sections 1(i), 1(j) and 1(k)	Billed to Company following disbursement made to Company under Sections 1(i), 1(j) and 1(k)	$250
Paying Agent services as required pursuant to Sections 1(i) and 1(k)	Billed to Company upon delivery of service pursuant to Sections 1(i) and 1(k)	Prevailing rates

EXHIBIT A

[Letterhead of Company]

[Insert date]

Continental Stock Transfer & Trust Company
1 State Street, 30th Floor
New York, New York 10004
Attn: Francis Wolf ad Celeste Gonzalez

Re: Trust Account - Termination Letter

Mr. Wolf and Ms. Gonzalez:

Pursuant to Section 1(i) of the Investment Management Trust Agreement between Cascade Acquisition Corp. (the “Company”) and Continental Stock Transfer & Trust Company (the “Trustee”), dated as of _________, 2020 (the “Trust Agreement”), this is to advise you that the Company has entered into an agreement with [__________] (the “Target Business”) to consummate a business combination with the Target Business (the “Business Combination”) on or about [insert date]. The Company shall notify you at least seventy-two (72) hours in advance (or such shorter time as you may agree) of the actual date of the consummation of the Business Combination (the “Consummation Date”). Capitalized terms used but not defined herein shall have the meanings set forth in the Trust Agreement.

In accordance with the terms of the Trust Agreement, we hereby authorize you to commence to liquidate all of the assets of the Trust Account and transfer the proceeds to a segregated account held by you on behalf of the Beneficiaries to the effect that, on the Consummation Date, all of the funds held in the Trust Account at JP Morgan Chase Bank, N.A. will be immediately available for transfer to the account or accounts that the Company shall direct on the Consummation Date (including as directed to it by the Representatives on behalf of the Underwriters (with respect to the Deferred Discount)). It is acknowledged and agreed that while the funds are on deposit in the Trust Account at J.P. Morgan Chase Bank, N.A. awaiting distribution, the Company will not earn any interest or dividends.

On the Consummation Date (i) counsel for the Company shall deliver to you written notification that the Business Combination has been consummated, or will be consummated substantially concurrently with your transfer of funds to the accounts as directed by the Company (the “Notification”) and (ii) the Company shall deliver to you (a) a certificate of the Chief Executive Officer, which verifies that the Business Combination has been approved by a vote of the Company’s stockholders, if a vote is held and (b) a joint written instruction signed by the Company and the Representatives with respect to the transfer of the funds held in the Trust Account, including payment of amounts owed to public stockholders who have properly exercised their redemption rights and payment of the Deferred Discount to account or accounts directed by the Representatives from the Trust Account (the “Instruction Letter”). You are hereby directed and authorized to transfer the funds held in the Trust Account immediately upon your receipt of the Notification and the Instruction Letter, in accordance with the terms of the Instruction Letter. In the event that certain deposits held in the Trust Account may not be liquidated by the Consummation Date without penalty, you will notify the Company in writing of the same and the Company shall direct you as to whether such funds should remain in the Trust Account and be distributed after the Consummation Date to the Company. Upon the distribution of all the funds, net of any payments necessary for reasonable unreimbursed expenses related to liquidating the Trust Account, your obligations under the Trust Agreement shall be terminated.

In the event that the Business Combination is not consummated on the Consummation Date described in the notice thereof and we have not notified you on or before the original Consummation Date of a new Consummation Date, then upon receipt by the Trustee of written instructions from the Company, the funds held in the Trust Account shall be reinvested as provided in Section 1(c) of the Trust Agreement on the business day immediately following the Consummation Date as set forth in such notice as soon thereafter as possible.

Very truly yours,

Cascade Acquisition Corp.

By:
Name:
Title:

Acknowledged and Agreed:

Credit Suisse Securities (USA) LLC

By:
Name:
Title:

Morgan Stanley & Co. LLC

By:
Name:
Title:

EXHIBIT B

[Letterhead of Company]

[Insert date]

Continental Stock Transfer & Trust Company
1 State Street, 30th Floor
New York, New York 10004
Attn: Francis Wolf and Celeste Gonzalez

Re: Trust Account - Termination Letter

Mr. Wolf and Ms. Gonzalez:

Pursuant to Section 1(i) of the Investment Management Trust Agreement between Cascade Acquisition Corp. (the “Company”) and Continental Stock Transfer & Trust Company (the “Trustee”), dated as of _________, 2020 (the “Trust Agreement”), this is to advise you that the Company did not effect a business combination with a Target Business (the “Business Combination”) within the time frame specified in the Company’s Charter, as described in the Company’s Prospectus relating to the Offering. Capitalized terms used but not defined herein shall have the meanings set forth in the Trust Agreement.

In accordance with the terms of the Trust Agreement, we hereby authorize you to liquidate all of the assets in the Trust Account and transfer the total proceeds into a segregated account held by you on behalf of the Beneficiaries to await distribution to the Public Stockholders. The Company has selected [_________, 20__]1 as the effective date for the purpose of determining when the Public Stockholders will be entitled to receive their share of the liquidation proceeds. You agree to be the Paying Agent of record and, in your separate capacity as Paying Agent, agree to distribute said funds directly to the Company’s Public Stockholders in accordance with the terms of the Trust Agreement and the Company’s Charter. Upon the distribution of all the funds, net of any payments necessary for reasonable unreimbursed expenses related to liquidating the Trust Account, your obligations under the Trust Agreement shall be terminated, except to the extent otherwise provided in Section 1(i) of the Trust Agreement.

Very truly yours,

Cascade Acquisition Corp.

By:
Name:
Title:

cc:	Credit Suisse Securities (USA) LLC
Morgan Stanley & Co. LLC

[1]	18 months from the closing of the Offering or at a later date, if extended.

EXHIBIT C

[Letterhead of Company]

[Insert date]

Continental Stock Transfer & Trust Company
1 State Street, 30th Floor
New York, New York 10004
Attn: Francis Wolf and Celeste Gonzalez

Re: Trust Account - Withdrawal Instruction

Mr. Wolf and Ms. Gonzalez:

Pursuant to Section 1(j) of the Investment Management Trust Agreement between Cascade Acquisition Corp. (the “Company”) and Continental Stock Transfer & Trust Company (the “Trustee”), dated as of _________, 2020 (the “Trust Agreement”), the Company hereby requests that you deliver to the Company $[_____] of the interest income earned on the Property as of the date hereof. Capitalized terms used but not defined herein shall have the meanings set forth in the Trust Agreement.

The Company needs such funds to pay for the tax obligations as set forth on the attached tax return or tax statement. In accordance with the terms of the Trust Agreement, you are hereby directed and authorized to transfer (via wire transfer) such funds promptly upon your receipt of this letter to the Company’s operating account at:

[WIRE INSTRUCTION INFORMATION]

Very truly yours,

Cascade Acquisition Corp.

By:
Name:
Title:

cc:	Credit Suisse Securities (USA) LLC
Morgan Stanley & Co. LLC

EXHIBIT D

[Letterhead of Company]

[Insert date]

Continental Stock Transfer & Trust Company
1 State Street, 30th Floor
New York, New York 10004
Attn: Francis Wolf and Celeste Gonzalez

Re: Trust Account - Stockholder Redemption Withdrawal Instruction

Mr. Wolf and Ms. Gonzalez:

Pursuant to Section 1(k) of the Investment Management Trust Agreement between Cascade Acquisition Corp. (the “Company”) and Continental Stock Transfer & Trust Company (the “Trustee”), dated as of _________, 2020 (the “Trust Agreement”), the Company hereby requests that you deliver to the redeeming Public Stockholders of the Company $[_____] of the principal and interest income earned on the Property as of the date hereof to a segregated account held by you on behalf of the Beneficiaries for distribution to the Public Stockholders who have requested redemption of their shares of Common Stock. Capitalized terms used but not defined herein shall have the meanings set forth in the Trust Agreement.

The Company needs such funds to pay its Public Stockholders who have properly elected to have their shares of Common Stock redeemed by the Company in connection with a stockholder vote to approve an amendment to the Company’s Charter to (i) modify the substance or timing of the Company’s obligation to allow redemption in connection with a Business Combination or to redeem 100% of the shares of Common Stock included in the Units sold in the Offering if the Company does not complete a Business Combination within the time period set forth in the Company’s Charter or (ii) with respect to any other provision relating to stockholders’ rights or pre-initial Business Combination activity. As such, you are hereby directed and authorized to transfer (via wire transfer) such funds promptly upon your receipt of this letter.

Very truly yours,

Cascade Acquisition Corp.

By:
Name:
Title:

cc:	Credit Suisse Securities (USA) LLC
Morgan Stanley & Co. LLC

EXHIBIT E

[Letterhead of Company]

[Insert date]

Continental Stock Transfer & Trust Company

1 State Street, 30th Floor

New York, New York 10004

Attn: Francis Wolf and Celeste Gonzalez

Re: Trust Account - Extension Letter

Dear Mr. Wolf and Ms. Gonzalez:

Pursuant to Section 1(i) of the Investment Management Trust Agreement between Cascade Acquisition Corp. (“Company”) and Continental Stock Transfer & Trust Company, dated as of [ ], 2020 (“Trust Agreement”), this is to advise you that the Company is extending the time available to consummate a Business Combination for an additional six (6) months, from _______ to _________ (the “Extension”).

This Extension Letter shall serve as the notice required with respect to Extension prior to the Deadline. Capitalized words used herein and not otherwise defined shall have the meanings ascribed to them in the Trust Agreement.

In accordance with the terms of the Trust Agreement, we hereby authorize you to deposit $2,000,000 [(or $2,300,000 if the underwriters’ over-allotment option was exercised in full)], which will be wired to you, into the Trust Account investments upon receipt.

Very truly yours,

Cascade Acquisition Corp.

By:
Name:
Title:

cc:	Credit Suisse Securities (USA) LLC
Morgan Stanley & Co. LLC